Exhibit 99.1

Kodak Reports Second-Quarter 2020 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--August 11, 2020--Eastman Kodak Company (NYSE: KODK) today reported financial results for the second quarter 2020, including consolidated revenues of $213 million.

Second-quarter highlights include:

  Consolidated revenues of $213 million
  GAAP net loss of $5 million
  Operational EBITDA of negative $7 million
  A cash balance of $180 million at quarter-end

“Kodak continued to navigate the challenges posed by the pandemic during the second quarter,” said Jim Continenza, Kodak’s Executive Chairman. “Although the print industry slowdown impacted our performance, we continued to serve our customers and furthered our long history of innovation through the launch of six new print products, including the groundbreaking KODAK PROSPER ULTRA 520 Digital Press, which delivers offset-like quality at high production speeds – all at the industry’s lowest cost of operation. As we look ahead, we remain committed to investing in our business to support our position as a leader in advancing the evolution of the print industry.”

For the quarter ended June 30, 2020, revenues declined by approximately $94 million compared with the same period in 2019. Kodak ended the quarter with a cash balance of $180 million, down from the March 31, 2020 cash balance of $209 million.

“During the second quarter we used $29 million of cash, primarily due to the impacts of the COVID-19 pandemic on our business. While the COVID crisis affected our second quarter sales volumes, we anticipate improvement in both sales volumes and working capital in the third quarter,” said David Bullwinkle, Kodak’s CFO. “Additionally, subsequent to quarter end, the Company significantly reduced its debt as holders of the 5.00% Secured Convertible Notes due November 2021 exercised their right to convert an aggregate of $95 million of principal amount of the Notes into shares of Kodak stock, reducing the remaining outstanding amount to $5 million.”

Revenue and Operational EBITDA by Reportable Segment Q2 2020 vs. Q2 2019

($ millions)

Q2 2020 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$119	$52	$38	$2	$211
Operational EBITDA *	$1	$(3)	$(7)	$2	$(7)

Q2 2019 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$181	$69	$52	$2	$304
Operational EBITDA *	$9	$(4)	$(8)	$2	$(1)

Q2 2020 vs. Q2 2019 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$(62)	$(17)	$(14)	$-	$(93)
Operational EBITDA *	$(8)	$1	$1	$-	$(6)

Q2 2020 Actuals on constant currency ** vs. Q2 2019 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$(60)	$(17)	$(14)	$-	$(91)
Operational EBITDA *	$(8)	$1	$1	$-	$(6)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2020 foreign exchange impact using average foreign exchange rates for the three months ended June 30, 2019, rather than the actual average exchange rates in effect for the three months ended June 30, 2020.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak is a global technology company focused on print and advanced materials & chemicals. We provide industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. We are committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Our broad portfolio of superior products, responsive support and world-class R&D make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2019 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; the impact of the global economic environment or medical epidemics such as the COVID-19 pandemic; whether the U.S. International Development Finance Corporation approves and makes the potential $765 million loan to a subsidiary of Kodak to support the launch of Kodak Pharmaceuticals and the impact of the circumstances relating to such potential loan and any related announcements and investigations; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and Kodak’s ability to effect strategic transactions, such as divestitures, acquisitions, strategic alliances and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this second quarter 2020 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended June 30, 2019, rather than the actual average exchange rates in effect for the three months ended June 30, 2020.

The following table reconciles the most directly comparable GAAP measure of Net (Loss) Income to Operational EBITDA for the three months ended June 30, 2020 and 2019, respectively:

(in millions)
	Q2 2020	Q2 2019	$ Change
Net (Loss) Income	$(5)	$201	$(206)
All Other	(1)	-	(1)
Depreciation and amortization	10	14	(4)
Restructuring costs and other (1)	1	2	(1)
Stock based compensation	-	2	(2)
Consulting and other costs (2)	1	2	(1)
Idle costs (3)	1	2	(1)
Other operating loss, net, excluding income from transition services agreement (4)	-	2	(2)
Interest expense (1)	4	5	(1)
Pension income excluding service cost component (1)	(27)	(26)	(1)
Other charges, net (1)	8	-	8
Income from discontinued operations, net of income tax (1)	-	(207)	207
Provision for income taxes (1)	1	2	(1)
Operational EBITDA	$(7)	$(1)	$(6)

Footnote Explanations:

(1)	As reported in the Consolidated Statement of Operations.
(2)	Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives.
(3)

Consists of costs such as security, maintenance and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(4)

$2 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in the three months ended June 30, 2020 and 2019. The income was reported in Other operating income, net in the Consolidated Statement of Operations. Other operating income, net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended June 30,
	2020	2019
Revenues
Sales	$163	$240
Services	50	67
Total revenues	213	307
Cost of revenues
Sales	159	218
Services	33	47
Total cost of revenues	192	265
Gross profit	21	42
Selling, general and administrative expenses	34	54
Research and development costs	8	11
Restructuring costs and other	1	2
Other operating income, net	(3)	—
Loss from continuing operations before interest expense, pension income excluding service cost component, other charges, net and income taxes	(19)	(25)
Interest expense	4	5
Pension income excluding service cost component	(27)	(26)
Other charges, net	8	—
Loss from continuing operations before income taxes	(4)	(4)
Provision for income taxes	1	2
Loss from continuing operations	(5)	(6)
Income from discontinued operations, net of income taxes	—	207
Net (loss) income	$(5)	$201

The notes accompanying the financial statements contained in the Company’s second quarter 2020 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	June 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$180	$233
Trade receivables, net of allowances of $12 and $8, respectively	140	208
Inventories, net	228	215
Restricted cash - current portion	7	12
Other current assets	32	36
Current assets held for sale	2	2
Total current assets	589	706
Property, plant and equipment, net of accumulated depreciation of $418 and $423, respectively	157	181
Goodwill	12	12
Intangible assets, net	41	47
Operating lease right-of-use assets	51	49
Restricted cash	25	45
Deferred income taxes	—	147
Other long-term assets	285	228
TOTAL ASSETS	$1,160	$1,415

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable, trade	$101	$153
Short-term borrowings and current portion of long-term debt	2	2
Current portion of operating leases	11	12
Other current liabilities	161	201
Total current liabilities	275	368
Long-term debt, net of current portion	113	109
Pension and other postretirement liabilities	368	378
Operating leases, net of current portion	51	48
Other long-term liabilities	197	231
Total liabilities	1,004	1,134

Commitments and Contingencies (Note 11)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	186	182

Equity (Deficit)
Common stock, $0.01 par value	—	—
Additional paid in capital	595	604
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(195)	(79)
Accumulated other comprehensive loss	(421)	(417)
Total shareholders' (deficit) equity	(30)	99
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)	$1,160	$1,415

The notes accompanying the financial statements contained in the Company’s second quarter 2020 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com